UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

Fifth District Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42198	99-1897673
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 General DeGaulle Drive, New Orleans, Louisiana	70114
(Address of Principal Executive Offices)	(Zip Code)

(504) 362-7544

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value 0.01 per share	FDSB	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2026, Fifth District Bancorp, Inc. (the “Company”) appointed Donna T. Guerra to its Board of Directors to serve in the class of Directors with terms expiring in 2027. Fifth District Savings Bank (the “Bank”), the Company’s bank subsidiary, also appointed her to serve on its Board of Directors. In addition to having a CPA certification, Ms. Guerra is certified as a Chartered Global Management Accountant (CGMA).

Ms. Guerra, age 61, has been employed by Canal Barge Company, Inc. (“CBC”), a marine transportation company headquartered in New Orleans, Louisiana, since June 2019. Since 2024 she has served as Director of Terminal Services of Canal Terminal Company, a CBC affiliated company. She is a member of its Cybersecurity Team, and served as its Director of Finance from 2019 to 2024. Before joining CBC, she was employed by Hibernia Bancorp, Inc. and Hibernia Bank for 13 years and served in various senior management positions, including as Chief Operating Officer and Chief Financial Officer.

There was no arrangement or understanding between Ms. Guerra and any other person pursuant to which she was selected to serve as a Director of the Company and the Bank.

As of the date of this Current Report on Form 8 - K, the Company's Board of Directors has not made any determination as to which committee (s) of the Board of Directors on which Ms. Guerra may serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH DISTRICT BANCORP, INC.

Date:	June 9, 2026	By:	/s/ Amie L. Lyons
Amie L. Lyons
President and Chief Executive Officer